Exhibit 4.2

OCTILLION CORP.

Form of Class B Non-Redeemable Warrant

OCTILLION CORP.

Form of Class B Non-Redeemable Warrant

Octillion Corp., a company organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, [Name of Purchase], or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to [_____________] full paid and non-assessable shares (the "Warrant Shares") of the Company’s common stock, $0.001 par value (the "Common Stock”) at an exercise price equal to $0.55 per share (as adjusted from time to time as provided in Section 5 hereof, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including 5:00 p.m. (Pacific Time) on the third anniversary of the date hereof (the “Expiration Date”), subject to the following terms and conditions:

     1. Registration of Warrant.

The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof form time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2. Validity of Warrant and Issue of Shares.

The Company represents and warrants that: (i) this Warrant has been duly authorized and validly issued; (ii) the Warrant Shares when issued upon such exercise, will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and (iii) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

    3. Registration of Transfers and Exchange of Warrants.

(a) Upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 7 hereof, and subject further to compliance applicable laws rules and regulations, the Company shall register the transfer all or a portion of this Warrant in the Warrant Register,. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion, if any, of this Warrant not so transferred shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

(b) This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 7 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

    4. Exercise of Warrants.

(a) Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to, the Company, at its address set forth in or pursuant to Section 7, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United State of America, in cash or by certified or official bank check or checks, payable to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

(b) This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase, provided that such exercise is for not less than the lesser of (i) 50,000 Warrant Shares or (ii) such lesser number of Warrant Shares to which this Warrant entitles the Warrant Holder to acquire upon the exercise hereof. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

(c)  The Warrant Shares purchased under this Warrant shall be deemed to have been issued to Holder as the record owner of such shares as of the close of business on the Exercise Date.

    5. Adjustment Of Exercise Price And Number Of Shares.

THE STOCK PURCHASE PRICE AND THE NUMBER OF SHARES PURCHASABLE UPON THE EXERCISE OR CONVERSION OF THIS WARRANT WILL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME UPON THE OCCURRENCE OF CERTAIN EVENTS DESCRIBED IN THIS SECTION 5.

(a)

If the Company at any time subdivides the outstanding shares of the Company’s Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced; and conversely, if the Company at any time combines the outstanding shares of the Company’s Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased.  Upon each such adjustment of the Exercise Price, Holder will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b)

If at any time or from time to time the holders of the Company’s Common Stock or Preferred Stock (or other securities at the time receivable upon the exercise of this Warrant) receive or become entitled to receive, without payment therefore:

(i)

any shares of the Company’s Preferred Stock, Common Stock or any other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(ii)

any cash paid or payable otherwise than as a regular periodic cash dividend at a rate which is substantially consistent with past practice (or, in the case of an initial dividend, at a rate which is substantially consistent with industry practice); or

(iii)

any Preferred Stock, Common Stock or other securities or property (including cash) by way of spin-off, split up, reclassification, combination of shares or similar corporate rearrangement (other than shares of the Company’s Common Stock issued as a subdivision of the Company’s Common Stock, adjustments in respect of which will be covered by the terms of Section 5(a) above), then and in each such case, Warrant Holder will, upon the exercise or conversion of this Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to this Section 5 (b) in which cash would be paid or payable) which Warrant Holder would have held on the date of such exercise or conversion had he or it been the holder of record of such Common Stock or Preferred Stock as of the date on which holders of the Company’s Common Stock or Preferred Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

(c)

Any reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets, or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) equity securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to Warrant Holder) to ensure that Warrant Holder shall, after such Organic Change, have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock acquirable and receivable upon the exercise of this Warrant immediately prior to such Organic Change, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to Warrant Holder) with respect to Warrant Holder’s rights and interests to ensure that the provisions of this Warrant shall thereafter be applicable to the Warrant, including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the per share value for the Common Stock or other security, if applicable, assigned or reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock or equivalent security of the surviving entity acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to Warrant Holder), the obligation to deliver to Warrant Holder such shares, securities or assets as, in accordance with the foregoing provisions, Warrant Holder may be entitled to acquire.

    6. Fractional Shares.

The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

    7. Notice.

Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to Octillion Corp., 1628 West 1st Ave., Suite 123, Vancouver, British Columbia, Canada V6J 1G1 , Attention: President, or if sent by facsimile to (604) 736-9107, or (ii) if to the Warrant Holder, to the Warrant Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Warrant Holder may provide to the Company in accordance with this Section.

    8. Warrant Agent.

(a) Initially, Holladay Stock Transfer, Inc. shall serve as warrant agent under this Warrant. Its address and telephone number is 2939 North 67th Place, Suite C, Scottsdale, Arizona 85251; (480) 481-3940. Upon thirty (30) days' notice to the Warrant Holder, the Company may appoint a new warrant agent.

(b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or share Warrant Holders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Warrant Holders at the Warrant Holders' last address as shown on the Warrant Register.

    9. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principals of conflicts of law thereof.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g) The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

     In Witness Whereof, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first indicated above.

OCTILLION CORP.

By: ____________________________

Name:

Title: President and Chief Executive Officer

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Class B Non-Redeemable Warrant)

To:

OCTILLION CORP.

1628 West 1st Ave., Suite 123

Vancouver, British Columbia, Canada V6J 1G1

     In accordance with the Class B Non-Redeemable Warrant (the “Warrant”) enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Octillion Corp. at an Exercise Price (as defined in the Warrant) of ____________ per share and encloses herewith $___________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price for the number of shares of Common Stock to which this Form of Election to Purchase relates.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Name:

________________

Address:

________________

________________

Social Security Or Tax Identification Number:

____________________

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

Name:

________________

Address:

________________

________________

Dated: __________, ____                    Name of Warrant Holder:

(Print)_________________________

(By:)___________________________

(Name:)

(Title:)

(Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the within Class B Non-Redeemable Warrant (the “Warrant”) to purchase __________ shares of Common Stock of Octillion Corp. to which the within Warrant relates and appoints __________ attorney to transfer said right on the books of Octillion with full power of substitution in the premises.

Dated: __________, ____                    Name of Warrant Holder:

(Print)_________________________

(By:)___________________________

(Name:)

(Title:)

 (Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant)

Name and Address of Transferee:

                                               _______________________________

                                               _______________________________

                                               _______________________________

In the presence of:

Dated: __________, ____

______________________________